EXHIBIT 23.4








                          Independent Auditors' Consent

To the Partners
Resources Accrued Mortgage Investors L.P. - Series 86

We consent to the use in registration statement No. 333-87968 on Form S-4 of our report included herein dated February 25, 2002 relating to the financial statements of Resources Accrued Mortgage Investors L.P. - Series 86, included in the Partnership's Annual Report on Form 10-KSB for the year ended December 31, 2001, and to the reference to our firm under the heading "Experts" in the registration statement filed by Knight Fuller, Inc.









                                                  /s/ Imowitz Koenig & Co., LLP


New York, New York
November 19, 2002